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                                                                   EXHIBIT 10.13

                              First Amendment to
                        WebTV Networks, Inc. - TalkCity
                        Content and Services Agreement

        This First Amendment (the "Amendment"), effective as of July 27, 2000, is between WebTV Networks, Inc., with a principal place of business at 1065 La Avenida, Mountain View, California 94043 ("WNI"), and Talk City, Inc., with an office at 1919 S. Bascom Avenue, Campbell, California 95008 ("Talk City" or "TC").

                                   Recitals

A. Talk City and WNI entered into that certain Content and Services Agreement effective as of July 19, 1998 (the "Agreement").

B. Talk City and WNI desire to extend and modify the Agreement as set forth herein.

                                   Agreement

Now, therefore, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. Paragraph (j) of Exhibit A is hereby deleted and replaced in its entirely as follows:

   j. "WebTV Network Service(s)" means one or more on-line and/or off-line services through which subscribers can obtain personal television services and/or access to the Internet through a television viewing device, which services are owned, controlled, managed or operated by WNI or its licensees, whether or not under a WebTV brand, including, without limitation, all localized, international and/or beta testing versions, demonstration versions, and successors of the foregoing. The WebTV Network Service does not include the destinations on the World Wide Web or the Internet that are accessed or accessible from the above-described service.

2. The last sentence of Section 9 of the Agreement is hereby deleted, provided WNI shall not be relieved of its obligations pursuant to Section 9. Notwithstanding the terms of the Non-Disclosure Agreement previously entered into between the parties on August 31, 1996, the obligations of confidentiality and other obligations in such agreement shall continue to apply to information disclosed by either party in connection with this Agreement until three (3) years following the expiration or termination of this Agreement.

3. The term of the Agreement shall be extended until July 19, 2001. In addition to each party's rights pursuant to Section 11, both parties may terminate the Agreement, with or without cause or reason, upon one hundred and eighty (180) days advanced written notice to the other party.

6. Section 12(a) is hereby amended to have the following address and addresses for WNI and Talk City:

        WebTV Networks, Inc.
        1065 La Avenida
        Mountain View, California 94043
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     Attn: Vice President, Network Media Group

     With a copy to:
     WebTV Networks, Inc.
     1065 La Avenida
     Mountain View, California 94043
     Attn: Law and Corporate Affairs

     Talk City, Inc.
     1919 South Bascom Avenue
     Campbell, CA 95008
     Attn: Business Affairs

7. The parties acknowledge and agree that as of the date of this Amendment, the parties have performed their obligations pursuant to Section 1 of Exhibit E. On and after the date of this Amendment, the parties may, in their discretion, conduct promotions and co-marketing of the type set forth in such section, or as the parties otherwise mutually agree, but shall have no obligation to do so.

8. Except as set forth above, the Agreement shall remain in full force and effect as modified herein.

     IN WITNESS WHEREOFF, the parties hereto have executed this Agreement by respective duly authorized officers effective as of the date first written above.



Talk City, Inc.                           WebTV Networks, Inc.

By: /s/ Peter Friedman                    By: /s/ Joe Poletto
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Name: Peter Friedman                      Name: Joe Poletto
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Title: CEO                                Title: V.P.
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